Exhibit 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

Zai Lab Limited

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 9688)

VOLUNTARY CONVERSION TO DUAL-PRIMARY LISTING ON

THE MAIN BOARD OF THE STOCK EXCHANGE

OF HONG KONG LIMITED

Reference is made to the announcement of Zai Lab Limited (the “Company”, together with its subsidiaries, the “Group”) dated April 24, 2022, regarding the approval by the board of directors of the Company (the “Board”) regarding a motion to pursue the voluntary conversion to dual-primary listing (the “Primary Conversion”) on The Main Board of The Stock Exchange of Hong Kong Limited (the “HK Stock Exchange”).

1.	BACKGROUND

The Company has been primary listed on the Nasdaq Global Market since September 2017 and secondary listed on The Main Board of the HK Stock Exchange since September 2020. Taking into account the substantial presence of the Group’s business operations in Greater China, as well as the long-term business development and prospects of the Company (including but not limited to further broadening the investor base in Greater China), the Company announced on April 24, 2022 that the Board approved a motion to pursue the Primary Conversion and authorized the Company’s senior management to proceed with the relevant preparatory work and undertake the necessary procedures to complete the Primary Conversion, a voluntary conversion of its secondary listing status to primary listing on the HK Stock Exchange, including removal of the stock marker “S” from its stock short name on the date, expected to be on June 27, 2022, on which the Primary Conversion will become effective (the “Primary Conversion Effective Date”).

The Company has applied to the HK Stock Exchange with regard to the Primary Conversion (the “Primary Conversion Application”). On May 31, 2022, the Company received an acknowledgement from the HK Stock Exchange in respect of the Primary Conversion Application (the “Primary Conversion Exchange Acknowledgement”) issued pursuant to paragraph 3.24 of the Guidance Letter HKEX-GL112-22. Upon the Primary Conversion Effective Date, the Company will be dual primary listed on the HK Stock Exchange and the Nasdaq Global Market.

2.	REASONS AND BENEFITS OF THE PRIMARY CONVERSION

With the Group’s business operations having a substantial presence in Greater China, the Board expects that the Primary Conversion would allow the Company to expand its investor base in the region. The Primary Conversion is expected to attract more potential investors to trade in the Company’s securities on the HK Stock Exchange and thus broaden the shareholder base of the Company and increase the trading volume of the Company’s securities on the HK Stock Exchange. In addition, the Board expects that the Primary Conversion would enhance the liquidity and the profile of the Company’s securities in the global market. Accordingly, the Board is of the view that the Primary Conversion is in the interests of both the Company and its shareholders as a whole.

3.	ARRANGEMENTS OF THE COMPANY TO COMPLY WITH ALL APPLICABLE HK LISTING RULES

Upon the Primary Conversion Effective Date, it is expected that the Company will be able to comply with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HK Listing Rules”) applicable to a dual primary listed issuer, including the HK Listing Rules subject to the waivers and exemptions granted or applicable to the Company as a secondary listed issuer on the HK Stock Exchange (the “Existing Waivers”) which will/are expected to be withdrawn or will be no longer applicable upon the Primary Conversion Effective Date, unless otherwise separately waived or exempted by the HK Stock Exchange. In preparation of the Primary Conversion and prior to the Primary Conversion Effective Date, the Company will make the necessary arrangements, including, among others, the following to enable it to comply with the relevant HK Listing Rules applicable to a dual primary listed issuer:

(i)

an extensive review of its existing internal procedures and to put in place the necessary internal control measures, such as adopting a code of conduct regarding securities transactions by Directors on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers set out in Appendix 10 to the HK Listing Rules and to amend its existing standard operating procedures/policies in respect of restrictions on purchase of its own shares and connected transactions and training will be provided to the relevant staff of the Company regarding notifiable transactions;

(ii)

adoption of a new equity incentive plan compliant with Chapter 17 of the HK Listing Rules upon the Primary Conversion Effective Date, subject to the Company’s shareholders approval at the upcoming annual general meeting scheduled on June 22, 2022 (the “AGM”);

(iii)

a review of the composition of its existing board committees which is in compliance with the relevant HK Listing Rules applicable to the Company as a dual-primary listed issuer upon the Primary Conversion Effective Date and a review of its respective board committee charters and to revise its board committee charters to comply with Appendix 14 to the HK Listing Rules;

(iv)

a review of the memorandum and articles of association of the Company (the “Memorandum and Articles”) to comply with Appendix 3 to the HK Listing Rules and amend its Memorandum and Articles at the AGM;

(v)

to retain upon Primary Conversion Effective Date a compliance adviser for at least one year therefrom to render professional advice as to compliance with the HK Listing Rules requirements, as applicable to the Group from time to time;

(vi)

an ordinary resolution will be proposed at the AGM to approve the granting of a general mandate to the Board to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution (on the basis that no further ordinary shares are issued or repurchased before the AGM) up to the next annual general meeting of the Company, conditioned on and subject to the Primary Conversion becoming effective;

(vii)	to appoint joint company secretaries of the Company upon the Primary Conversion Effective Date; and

(viii)

to provide trainings to its Directors, members of senior management and/or relevant employees on the relevant laws and regulations, including changes thereto as applicable to a dual-primary listed issuer.

The Company will also ensure compliance with all the other relevant HK Listing Rules applicable to a dual-primary listed issuer, including the HK Listing Rules subject to the waivers and exemptions granted or applicable to the Company as a secondary listed issuer on the HK Stock Exchange which will/are expected to be withdrawn or will be no longer applicable upon the Primary Conversion Effective Date, unless otherwise separately waived or exempted by the HK Stock Exchange.

The Company expects that the above arrangements will be completed on or prior to the Primary Conversion Effective Date in order for the Company to comply with all the relevant HK Listing Rules applicable to the Company as a dual-primary listed issuer upon the Primary Conversion Effective Date. Accordingly, the Company currently does not expect any transitional measures to be put in place before the Primary Conversion Effective Date and there is no matter regarding the potential impact on shareholders and potential investors in connection with any transitional measures of the Company that need to be brought to the attention of the shareholders and potential investors of the Company.

In the event that the Company is unable to demonstrate full compliance with an applicable HK Listing Rule (where no waiver has been granted by the HK Stock Exchange) upon the Primary Conversion Effective Date, the HK Stock Exchange may request the Company to delay the Primary Conversion Effective Date. In the event that the Company failed to comply with the obligations as set out in the HK Listing Rules applicable to a dual-primary listed issuer following the Primary Conversion Effective Date, the Company would be in potential breach of the HK Listing Rules, and would potentially be subject to, depending on the nature and seriousness of the possible breach and the circumstances and the manner in which the conduct is giving rise to such possible breach, disciplinary action by the HK Stock Exchange. The Company may also be directed to carry out possible remedial and enhancement actions such as internal control review and Directors’ training on regulatory and legal topics including compliance with HK Listing Rules.

For the avoidance of doubt, notwithstanding the submission of the Primary Conversion Application, or receipt of the Primary Conversion Exchange Acknowledgement, the Company will continue to be entitled to the Existing Waivers before the Primary Conversion Effective Date provided that it remains primary listed on the Nasdaq Global Market, being a recognized stock exchange. Such Existing Waivers include, among others, the following specific waivers granted by the HK Stock Exchange, exemption and ruling granted by the Securities and Futures Commission of Hong Kong, on an individual basis:

Rules	Subject matter

Rule 2.07A of the HK Listing Rules	Printed corporate communications

Rule 13.25B of the HK Listing Rules	Monthly return

Section 4.1 of the Introduction to The Codes on Takeovers and Mergers and Share Buy- backs (the “Takeovers Code”)	Determination of whether a company is a “public company in Hong Kong” backs (the “Takeovers Code”)

Part XV of the Securities and Futures Ordinance (Cap. 571) (the “SFO”)	Disclosure of interests under Part XV of SFO Ordinance (Cap. 571) (the “SFO”)

Paragraphs 41(4) and 45 of Appendix 1A to and Practice Note 5 of the HK Listing Rules	Disclosure of interests information and Practice Note 5 of the HK Listing Rules

Details of the aforementioned Existing Waivers are set out in the Company’s prospectus published on September 17, 2020 in connection to its offering of shares for subscription by the public in Hong Kong. In the event of withdrawal of any of the aforementioned Existing Waivers upon the Primary Conversion Effective Date, the Company would fully comply with such HK Listing Rules and provisions of the SFO and be considered a “public company” in Hong Kong for the purposes of the Takeovers Code.

4.	APPLICATIONS FOR WAIVERS FROM STRICT COMPLIANCE WITH THE HK LISTING RULES IN CONNECTION WITH THE PRIMARY CONVERSION

In connection with the Primary Conversion, the Company has sought, subject to the approval of the HK Stock Exchange, the following waivers from strict compliance with the relevant provisions of the HK Listing Rules:—

Rules	Subject matter

Rule 19A.25 of, and Note 2.1 to paragraph 2 of Appendix 16 to, the HK Listing Rules	Adoption of Generally Accepted Accounting Principles in the U.S. (“U.S. GAAP”)

Note (1) to Rule 17.03(9) of the HK Listing Rules	Exercise price of share options to be granted pursuant to the 2022 equity incentive plan

Rules 3.28 and 8.17 of the HK Listing Rules	Joint companies secretaries

4.1	ADOPTION OF U.S. GAAP

Rule 19.25A of the HK Listing Rules provides that the annual accounts are required to conform with financial reporting standards acceptable to the HK Stock Exchange, which are normally Hong Kong Financial Reporting Standards (“HKFRS”) or International Financial Reporting Standards (“IFRS”). Where the HK Stock Exchange allows annual accounts to be drawn up otherwise than in conformity with HKFRS or IFRS, the annual accounts will be required to conform with financial reporting standards acceptable to the HK Stock Exchange. In such cases the HK Stock Exchange will normally require the annual accounts to contain a reconciliation statement setting out the financial effect of the material differences (if any) from either HKFRS or IFRS.

Note 2.1 to Paragraph 2 of Appendix 16 to the HK Listing Rules requires the Company to prepare its financial statements in the financial reports to be in conformity with: (a) HKFRS; (b) IFRS; or (c) China Accounting Standards for Business Enterprises in the case of companies incorporated in China, subject to Note 2.6 to Paragraph 2 of Appendix 16 to the HK Listing Rules. Note 2.6 to Paragraph 2 of Appendix 16 to the HK Listing Rules provides that the HK Stock Exchange may allow the annual financial statements of an overseas issuer to be drawn up otherwise than in conformity with financial reporting standards referred to in Note 2.1 to Paragraph 2 of Appendix 16 to the HK Listing Rules.

In the HK Stock Exchange’s guidance letter GL111-22 (“HKEX-GL111-22”), the HK Stock Exchange has indicated that it has accepted that the financial statements and accountants’ reports of overseas issuers with, or seeking, a dual primary or secondary listing in the U.S. and on the HK Stock Exchange can be prepared in conformity with U.S. GAAP. HKEX-GL111-22 further provides that, an overseas issuer adopting a body of financial reporting standards other than HKFRS or IFRS for the preparation of its financial statements must include a reconciliation statement setting out the financial effect of any material differences between those financial statements and financial statements prepared adopting HKFRS or IFRS in its accountants’ reports and annual/interim/quarterly reports.

As a company listed on Nasdaq, the Company prepares its financial statements in accordance with U.S. GAAP which are audited under the standards of the United States Public Company Accounting Oversight Board for the purpose of the Company’s filings with the U.S. Securities and Exchange Commission. U.S. GAAP is well recognized and accepted by the international investment community, particularly among biotechnology companies, and significant progress has been made in the convergence between U.S. GAAP and IFRS. Additionally, we note that it might lead to confusion among the Company’s investors and shareholders if the Company was required to adopt different accounting standards for its disclosures in Hong Kong from those in the U.S.. Aligning the accountings standards used for disclosures in both markets will alleviate any such confusion.

The Company has applied to the HK Stock Exchange for, subject to the grant of waiver by the HK Stock Exchange, a waiver from strict compliance with the requirements of Rule 19.25A of, and Note 2.1 to paragraph 2 of Appendix 16 to, the HK Listing Rules subject to the following conditions:

(i)

the Company will include (i) a description of the relevant key differences between U.S. GAAP and IFRS; and (ii) a reconciliation statement showing the financial effect of any material differences between the financial statements during the reporting period prepared adopting U.S. GAAP and IFRS in its interim and annual reports after the Primary Conversion with a view to enabling investors to appraise the impact of the two accounting standards on the Company’s financial statements, with the reconciliation statement in the interim report to be reviewed by the Company’s independent auditor in accordance with a standard that is at least equivalent to International Standard on Assurance Engagements 3000 or Hong Kong Standard on Assurance Engagements 3000 and the reconciliation statement in the annual reports to be audited by the Company’s independent auditor;

(ii)	the Company will comply with paragraphs 30 to 33 of HKEX-GL111-22;

(iii)

the Company will adopt HKFRS or IFRS in the preparation of the Company’s financial statements in the event that the Company is no longer listed in the U. S. or has no obligation to make financial disclosure in the U.S.; and

(iv)	this waiver request, if granted, will not be applied generally and is based on the specific circumstances of the Company.

4.2	EXERCISE PRICE OF OPTIONS TO BE GRANTED PURSUANT TO THE 2022 EQUITY INCENTIVE PLAN

Note (1) to Rule 17.03(9) of the HK Listing Rules states that the exercise price of an option must be at least the higher of: (i) the closing price of the securities as stated in the HK Stock Exchange’s daily quotations sheet on the date of grant, which must be a business day; and (ii) the average closing price of the securities as stated in the HK Stock Exchange’s daily quotations sheets for the five business days immediately preceding the date of grant. It is worth noting that the relevant requirement specifies the value of the exercise price but does not strictly limit the currency at which grants are made.

Since the listing of the Company’s American Depositary Shares (“ADSs”) on Nasdaq in September 2017, it has been the Company’s practice to issue options exercisable into ordinary shares or ADSs (each of which represents one underlying ordinary share before March 30, 2022 or ten underlying ordinary shares on or after March 30, 2022) denominated in U.S. dollars under the Zai Lab Limited 2015 Omnibus Equity Incentive Plan (“2015 Equity Incentive Plan”) and the Zai Lab Limited 2017 Equity Incentive Plan (“2017 Equity Incentive Plan”), with reference to a benchmark price on Nasdaq, which is not less than the closing price of the ADS as quoted on Nasdaq on the date of grant (or if no closing price was reported on that date, on the last trading date when such closing price was reported).

Upon the Primary Conversion Effective Date, the Company will no longer grant options, stock appreciation rights, restricted and unrestricted shares and share units, performance awards or other share awards under the 2015 Equity Incentive Plan and the 2017 Equity Incentive Plan and would grant options, share appreciation rights, restricted shares, restricted share units, performance-based awards, unrestricted shares, dividend equivalent rights and cash-based awards under the new 2022 equity incentive plan (the “2022 Equity Incentive Plan”) if the 2022 Equity Incentive Plan is approved by the shareholders at the AGM. Pursuant to the 2022 Equity Incentive Plan, the Company will grant options exercisable into ordinary shares or ADSs under the 2022 Equity Incentive Plan still denominated in U.S. dollars after the Primary Conversion Effective Date. By definition, ADSs are denominated in U.S. dollars, and the exercise price for options with respect to ADSs will necessarily be presented in U.S. dollars. Subject to the waiver from strict compliance with Rule 19.25A of, and Note 2.1 to Paragraph 2 of Appendix 16 to, the HK Listing Rules described under the sub-section headed “ADOPTION OF U.S. GAAP” above, the Company will continue to prepare its accounts based on U.S. GAAP after the Primary Conversion Effective Date in line with its established practice of granting options with exercise prices and share awards with grant values denominated in U.S. dollars and tied to the market price of its Nasdaq-traded ADSs.

In addition, the Company respectfully submits that it would be unduly burdensome for the Company to grant options exercisable into ordinary shares or ADSs with exercise price denominated in Hong Kong dollars under the 2022 Equity Incentive Plan due to the following reasons:

(i)

the vast majority of the Company’s trading volume for its securities is on Nasdaq since the Company’s listing in September 2017 and that is expected to continue even after the Primary Conversion Effective Date. If any option grant must only be exercisable into ordinary shares or ADSs with an exercise price based on the market price of ordinary shares on the HK Stock Exchange, this will significantly impede the ability of the Grantees (as defined below) to exercise those options, thereby undermining the value of the Company’s equity share incentive program because of the substantially lower trading volume on the HK Stock Exchange.

(ii)

the eligible grantees under the 2022 Equity Incentive Plan will include employees, officers, directors, and individual consultants and advisors who render services to the Group (the “Grantees”). Almost all of these Grantees reside outside of Hong Kong, primarily in the U.S. and mainland China. The options granted to the eligible grantees under the 2015 Equity Incentive Plan and/or the 2017 Equity Incentive Plan are predominantly held in the U.S. It will diminish the incentives to the Grantees if the exercise price of the options were calculated with reference to the ordinary shares’ trading price on the HK Stock Exchange denominated in Hong Kong dollars (as the majority of the trading volume of the Company’ securities has been and will continue to be on Nasdaq and traded in U.S. dollars);

(iii)

the Company’s practice has been to issue options in the form of ADSs or ordinary shares with an exercise price denominated in U.S. dollars and with reference to the ADS trading price on Nasdaq since September 2017. The Company will continue to prepare its accounts based on U.S. GAAP after the Primary Conversion Effective Date. It will likely cause confusion to the Grantees to change the method of determining the exercise price of the options and will likely lead to significant inconvenience for those Grantees with regard to the management of their holdings in the Company and their corresponding financial planning. It will also cause significant administrative burdens to the Company, both from a timing and cost perspective, to change the determination and calculation of the exercise price of options and to provide the necessary training to all affected Grantees; and

(iv)

the current method for determining the exercise price of options covering ADSs replicates the requirements under Rule 17.03(9), that is, the exercise price must be at least the higher of: (i) the closing price of the ADSs on the date of grant, which must be a business day, and (ii) the average closing price of the ADSs for the five business days immediately preceding the date of grant, in each case of (i) and (ii), multiplied by the applicable conversion ratio from an ADS to ordinary share.

On the bases that (a) the method for determining the exercise price of the options based on the market price of ADSs substantially replicates the requirement in Note (1) to Rule 17.03(9) of the HK Listing Rules, (b) it has been the Company’s practice to issue options in the form of ADSs or ordinary shares with an exercise price denominated in U.S. dollars and with reference to ADS trading price on Nasdaq since September 2017, and that the Company will continue to prepare its accounts based on U.S. GAAP after the Primary Conversion Effective Date, and the Company will grant options under the 2022 Equity Incentive Plan exercisable to ordinary shares or ADSs, with exercise prices based on the market price of its ADSs which are denominated in U.S. dollars after the Primary Conversion Effective Date if the 2022 Equity Incentive Plan is approved by its shareholders at the AGM, (c) it would be unduly burdensome for the Company to grant options exercisable into ordinary shares or ADSs with exercise price denominated in Hong Kong dollars under the new 2022 Equity Incentive Plan, and (d) the vast majority of the Company’s trading volume for its securities is on Nasdaq since the Company’s listing in September 2017 and that is expected to continue even after the Primary Conversion Effective Date, the Company has applied for, subject to the grant of waiver by the HK Stock Exchange, a waiver from strict compliance with Note (1) to Rule 17.03(9) of the HK Listing Rules, such that the Company will be able to determine the exercise price for grant of options exercisable to ordinary shares or ADSs under its 2022 Equity Incentive Plan based on the higher of:

(i)	the per-share closing price of the Company’s ADSs on Nasdaq on the date of grant, which must be a Nasdaq trading day; and

(ii)

the average per-share closing price of the Company’s ADSs on Nasdaq for the five Nasdaq trading days immediately preceding the date of grant, in each case of (i) and (ii), multiplied by the applicable conversion ratio from an ADS to ordinary share, subject to the condition that the Company shall not issue any share options with an exercise price denominated in Hong Kong dollars unless such exercise price complies with Note (1) to Rule 17.03(9) of the HK Listing Rules.

4.3	JOINT COMPANY SECRETARIES

Pursuant to Rules 3.28 and 8.17 of the HK Listing Rules, the company secretary must be an individual who, by virtue of their academic or professional qualifications or relevant experience, is, in the opinion of the HK Stock Exchange, capable of discharging the functions of company secretary.

Pursuant to Note 1 to Rule 3.28 of the HK Listing Rules, the HK Stock Exchange considers the following academic or professional qualifications to be acceptable:

(i)	a member of The Hong Kong Chartered Governance Institute;

(ii)	a solicitor or barrister as defined in the Legal Practitioners Ordinance (Chapter 159 of the Laws of Hong Kong); and

(iii)	a certified public accountant as defined in the Professional Accountants Ordinance (Chapter 50 of the Laws of Hong Kong).

Pursuant to Note 2 to Rule 3.28 of the HK Listing Rules, in assessing “relevant experience”, the HK Stock Exchange will consider the individual’s:

(i)	length of employment with the issuer and other issuers and the roles they played;

(ii)

familiarity with the HK Listing Rules and other relevant law and regulations including the Securities and Futures Ordinance, Companies Ordinance, Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Takeovers Code;

(iii)	relevant training taken and/or to be taken in addition to the minimum requirement under Rule 3.29 of the HK Listing Rules; and

(iv)	professional qualifications in other jurisdictions.

The Company will appoint Mr. F. Ty Edmondson and will appoint Ms. Nelly Au-Yeung as joint company secretaries of the Company on or before the Primary Conversion Effective Date. Mr. Edmondson joined the Company as Chief Legal Officer in August 2020. Mr. Edmondson has served in various legal and compliance roles during his tenure at Biogen Inc., a leading global biotech company where he has been from June 2014 through August 2020, including Senior Vice President, Chief Corporation Counsel and Assistant Secretary. During his time at Biogen, he also served as the Chief Compliance Officer, Chief Commercial Counsel and Chief International Counsel of the company. Prior to Biogen, Mr. Edmondson served as Vice President, Associate General Counsel and Corporate Secretary for Sepracor Inc., as well as in various senior legal and compliance positions in Japan and China after Sepracor’s acquisition by Sumitomo Dainippon Pharma Co., Ltd. Before Sumitomo, Mr. Edmondson served in various roles with life sciences companies with a focus on international and U.S. FDA work, including Eisai, Inc., Boston Scientific and Bristol-Myers Squibb. Before his work in the life sciences industry, he was an associate with the admiralty law firm, Royston Rayzor in Houston, Texas. Mr. Edmondson received a BA degree in History from Washington & Lee University in June 1988 and received a J.D. from the Widener University School of Law in May 1993.

The Company’s principal business activities are primarily outside Hong Kong. The Company believes that it would be in the best interests of the Company and the corporate governance of the Group to have as its joint company secretary a person such as Mr. Edmondson, who is an employee of the Company and the Chief Legal Officer and who has day-to-day knowledge of the Company’s affairs. Mr. Edmondson has the necessary nexus to the Board and close working relationship with management of the Company in order to perform the function of a joint company secretary and to take the necessary actions in the most effective and efficient manner.

Mr. Edmondson has extensive experience in legal and compliance matters but presently may not possess all of the qualifications under Rules 3.28 and 8.17 of the HK Listing Rules, and may not be able to solely fulfill the requirements of the HK Listing Rules. Therefore, the Company will appoint Ms. Au-Yeung as one of the joint company secretaries of the Company on or before the Primary Conversion Effective Date.

Ms. Au-Yeung is a chartered secretary, an associate of both The Hong Kong Chartered Governance Institute and The Chartered Governance Institute (formerly known as The Institute of Chartered Secretaries and Administrators). Ms. Au-Yeung has over 9 years of experience in the corporate secretarial field and is currently the company secretary of Anton Oilfield Service Group (Stock Code: 3337). Ms. Au-Yeung holds a Bachelor of Arts in Economics and Finance from Hong Kong Shue Yan University and obtained a Master of Corporate Governance from The Hong Kong Polytechnic University. Ms. Au-Yeung, who fully meets the requirements stipulated under Note 1 to Rule 3.28 and Rule 8.17 of the HK Listing Rules, will act as the other joint company secretary to provide assistance to Mr. Edmondson for an initial period of three years from the Primary Conversion Effective Date to enable Mr. Edmondson to acquire the “relevant experience” under Note 2 to Rule 3.28 of the HK Listing Rules so as to fully comply with the requirements set forth under Rules 3.28 and 8.17 of the HK Listing Rules.

Accordingly, while Mr. Edmondson may not possess all the qualifications required of a company secretary under Rule 3.28 of the HK Listing Rules, the Company has applied to the HK Stock Exchange for, subject to the grant of waiver by the HK Stock Exchange, a waiver from strict compliance with the requirements under Rules 3.28 and 8.17 of the HK Listing Rules, such that Mr. Edmondson may be appointed as a joint company secretary of the Company for a three-year period from the Primary Conversion Effective Date and, in accordance with the HK Stock Exchange’s guidance letter HKEX-GL108-20, on the conditions that:

(i)

Ms. Au-Yeung will be appointed as a joint company secretary to assist Mr. Edmondson in discharging his functions as a company secretary and in gaining the relevant experience under Rule 3.28 of the HK Listing Rules; the waiver will be revoked immediately if Ms. Au-Yeung, during the three-year period, ceases to provide assistance to Mr. Edmondson as the joint company secretary;

(ii)

Mr. Edmondson will comply with the annual professional training requirement under Rule 3.29 of the HK Listing Rules and will enhance his knowledge of the HK Listing Rules during the three-year period from the Primary Conversion Effective Date. The Company will further ensure that Mr. Edmonson has access to the relevant training and support that would enhance his understanding of the HK Listing Rules and the duties of a company secretary of an issuer listed on the HK Stock Exchange, and to receive updates on the latest changes to the applicable Hong Kong laws, regulations and the HK Listing Rules;

(iii)

the Company has appointed Somerley Capital Limited as the Company’s compliance adviser since its listing date pursuant to Rule 3A.19 of the HK Listing Rules and will retain Somerley Capital Limited for at least one year from the Primary Conversion Effective Date, which will act as the Company’s additional channel of communication with the HK Stock Exchange, and provide professional guidance and advice to the Company and its joint company secretaries as to compliance with the HK Listing Rules and all other applicable laws and regulations; and

(iv)

before the end of the three-year period, the qualifications and experience of Mr. Edmondson will be re-evaluated to determine whether the requirements as stipulated in Rules 3.28 and 8.17 of the HK Listing Rules can be satisfied and whether the need for on-going assistance will continue.

The above waiver applications in connection with the Primary Conversion are currently subject to review by the HK Stock Exchange and that the HK Stock Exchange may or may not grant such waivers to the Company.

In the event that there is any withdrawal of any specific waiver from strict compliance with any HK Listing Rules granted by the HK Stock Exchange on an individual basis upon Primary Conversion Effective Date, the Company will have to comply with the relevant HK Listing Rules exempted from strict compliance as a result of grant of such individual waiver.

5.	AUDITING STANDARDS TO BE ADOPTED FOR ITS ANNUAL ACCOUNTS

Rule 19.21 of the HK Listing Rules provides that the annual accounts must be audited to a standard comparable to that required by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) or by the International Auditing and Assurance Standards Board of the International Federation of Accountants (“IAASB”). Paragraph 37 of the HKEX-GL111-22 sets out that the HK Stock Exchange is satisfied that the United States Public Company Accounting Oversight Board auditing standards are comparable to those standards required by HKICPA or IAASB.

The Company will comply with the relevant requirements of the auditing standards for its annual accounts published after the Primary Conversion Effective Date.

6.	PROPOSED ADOPTION OF 2022 EQUITY INCENTIVE PLAN

The Company has two existing share option/award schemes — the 2015 Equity Incentive Plan and the 2017 Equity Incentive Plan. The 2015 Equity Incentive Plan provides for the granting of share options, stock appreciation rights, restricted stock, or restricted stock units. The 2017 Equity Plan provides for the granting of share options, stock appreciation rights, restricted and unrestricted shares and share units, performance awards and other share awards. The 2015 Equity Incentive Plan and the 2017 Equity Incentive Plan currently do not comply with Chapter 17 of the HK Listing Rules and are not subject to Chapter 17 of the HK Listing Rules. Each of the 2015 Equity Incentive Plan and 2017 Equity Incentive Plan will remain effective until the respective term of each of the 2015 Equity Incentive Plan and 2017 Equity Incentive Plan expires, but no new grants will be made pursuant to either the 2015 Equity Incentive Plan or the 2017 Equity Incentive Plan after the Primary Conversion Effective Date. Share options and share awards already granted under the 2017 Equity Incentive Plan or the 2015 Equity Incentive Plan will remain in full force and effect pursuant to the terms and conditions of the 2017 Equity Plan and 2015 Equity Incentive Plan, respectively, as if the 2017 Equity Incentive Plan and 2015 Equity Incentive Plan had not been amended or terminated.

Upon the Primary Conversion Effective Date, the Company will have to comply with Chapter 17 of the HK Listing Rules (except to the extent that a waiver from strict compliance with the relevant provision(s) is granted by the HK Stock Exchange). Therefore, the Company will seek shareholders’ approval to adopt a new share option/share award scheme (i.e. the 2022 Equity Incentive Plan) at the AGM which will comply with Chapter 17 of the HK Listing Rules. The 2022 Equity Incentive Plan provides for the granting of share options, share appreciation rights, restricted shares, restricted share units, performance-based awards, unrestricted shares, dividend equivalent rights, and cash-based awards. Please refer to the Company’s definitive proxy statement/circular dated May 3, 2022 for details of the 2022 Equity Incentive Plan.

In the event that the share awards (other than share options) are to be satisfied by the issuance of new shares pursuant to the 2022 Equity Incentive Plan, the shares will be issued pursuant to a general mandate granted under Rule 13.36(2) of the HK Listing Rules by the shareholders of the Company at the AGM, conditioned on and subject to the Primary Conversion becoming effective. In the event that the Company grants share options and share awards under the 2022 Equity Incentive Plan to an eligible participant who is a connected person (as defined in the HK Listing Rules) on or after the Primary Conversion Effective Date, the Company shall comply with the relevant requirements of Chapter 14A of the HK Listing Rules. The issuance of shares to a connected person pursuant to an exercise of share options granted under the 2022 Equity Incentive Plan will be fully exempted from the connected transaction requirements under Rule 14A.92 of the HK Listing Rules, subject to the conditions as set out in Rule 14A.92 of the HK Listing Rules.

The Company will comply with Rules 17.07 and 17.09 in relation to the annual report disclosure requirements for each of the 2015 Equity Incentive Plan and the 2017 Equity Incentive Plan. In light of the consultation paper published by the HK Stock Exchange on the proposed amendments to the HK Listing Rules relating to share schemes of listed issuers on October 29, 2021, the Company will also comply with the revised Chapter 17 of the HK Listing Rules and make necessary adjustments to the 2022 Equity Incentive Plan should the revised Chapter 17 of the HK Listing Rules become effective.

7.	PROPOSED AMENDMENT OF MEMORANDUM AND ARTICLES

The Board has proposed to amend the existing Memorandum and Articles by adopting the sixth amended and restated Memorandum and Articles in substitution for and to the exclusion of the existing Memorandum and Articles mainly to (i) comply with Appendix 3 to the HK Listing Rules; and (ii) incorporate certain consequential and housekeeping amendments. The new Memorandum and Articles will come into effect on the Primary Conversion Effective Date. Please refer to the Company’s definitive proxy statement/circular dated May 3, 2022 for details of the new Memorandum and Articles.

8.	PROPOSED GRANT OF GENERAL MANDATE TO ISSUE SHARES

In order to give the Company the flexibility to issue ordinary shares and/or ADSs if and when appropriate and in accordance with Rule 13.36 of the HK Listing Rules, an ordinary resolution will be proposed at the AGM to approve the granting of a general mandate to the Board to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution (on the basis that no further ordinary shares are issued or repurchased before the AGM) up to the next annual general meeting of the Company, conditioned on and subject to the Primary Conversion becoming effective (the “General Mandate”). The General Mandate is subject to the approval of the shareholders of the Company by way of the ordinary resolution at the AGM. Please refer to the Company’s definitive proxy statement/circular dated May 3, 2022 for details of the General Mandate.

The Primary Conversion is conditioned on and subject to, among other things, the Company’s compliance with the HK Listing Rules and the Company’s obtaining of necessary regulatory approvals from the HK Stock Exchange. The Company will make further announcement(s) to disclose any material updates and progress with respect to the Primary Conversion to the extent required by the HK Listing Rules and other applicable laws and regulations as and when appropriate.

This announcement is for information purposes only and does not constitute, or form part of, any invitation or offer to acquire, purchase or subscribe for any securities of the Company. Shareholders and potential investors should exercise caution when dealing in the securities of the Company.

By order of the Board
Zai Lab Limited
Samantha Du
Director, Chairperson and Chief Executive Officer

Hong Kong, May 31, 2022

As at the date of this announcement, the board of directors of the Company comprises Dr. Samantha Du as a director, and Dr. Kai-Xian Chen, Dr. John Diekman, Ms. Nisa Leung, Mr. William Lis, Mr. Leon O. Moulder, Jr., Mr. Peter Wirth, Mr. Scott W. Morrison and Richard Gaynor, M.D. as independent directors.

*	For identification only